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                                      HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                                                          EXHIBIT 11
                                              CALCULATION OF EARNINGS PER SHARE

                                                                                          Year Ended December 31
                                                                              ------------------------------------------------
Basic:                                                                              2003               2002              2001
-------                                                                       -----------        -----------       -----------
Income before cumulative effect of change in accounting principle:
  Continuing operations                                                       $ 4,296,906        $ 2,324,197       $ 3,181,181
  Discontinued operations                                                         881,854          1,330,692         1,434,973
Cumulative effect of accounting change                                                            (3,146,569)
                                                                              -----------        -----------       -----------
Net income                                                                    $ 5,178,760        $   508,320       $ 4,616,154
                                                                              ===========        ===========       ===========
Common shares:
  Weighted average number of common shares outstanding                          3,487,129          3,498,284         3,465,086
                                                                              ===========        ===========       ===========
Net income per common share:
  Before cumulative effect of change in accounting principle:
    Continuing operations                                                     $      1.23        $       .67       $       .92
    Discontinued operations                                                           .25                .38               .41
  Cumulative effect of accounting change                                                                (.90)
                                                                              -----------        -----------       -----------
                                                                              $      1.49        $       .15       $      1.33
                                                                              ===========        ===========       ===========
Diluted:
-------------
Income before cumulative effect of change in accounting principle:
  Continuing operations                                                       $ 4,296,906        $ 2,324,197       $ 3,181,181
  Discontinued operations                                                         881,854          1,330,692         1,434,973
Cumulative effect of accounting change                                                            (3,146,569)
                                                                              -----------        -----------       -----------
Net income                                                                    $ 5,178,760        $   508,320       $ 4,616,154
                                                                              ===========        ===========       ===========
Common and common equivalent shares:

  Weighted average number of common shares outstanding                          3,487,129          3,498,284         3,465,086
  Assumed conversion of convertible
    debentures into common stock
  Dilutive effect of convertible preferred shares outstanding                     220,100            220,100           221,195
  Dilutive effect of stock options outstanding after
     application of treasury stock method                                          56,124             45,413            76,122
  Dilutive effect of Employee Stock
    Purchase Plan shares subscribed                                                 1,151              5,885
                                                                              -----------        -----------       -----------
                                                                                3,764,504          3,769,682         3,762,403
                                                                              ===========        ===========       ===========
Diluted net income per share:
  Before cumulative effect of change in accounting principle:
    Continuing operations                                                     $      1.14        $       .62       $       .85
    Discontinued operations                                                           .23                .35               .38
  Cumulative effect of accounting change                                                                (.84)
                                                                              -----------        -----------       -----------
                                                                              $      1.38        $       .13       $      1.23
                                                                              ===========        ===========       ===========

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